EXHIBIT 23.1







               CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Coca-Cola Enterprises Inc. Amended and Restated 1992 Restricted
Stock Award Plan of our report dated January 31, 1994, with respect to the consolidated financial statements and schedules of Coca-Cola Enterprises Inc. included in Coca-Cola Enterprises Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.



                                      ERNST & YOUNG


Atlanta, Georgia
April 15, 1994